United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 22, 2020

Jones Lang LaSalle Incorporated

(Exact name of registrant as specified in its charter)

Maryland	001-13145	36-4150422
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Randolph Drive, Chicago, IL	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 312-782-5800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	JLL	The New York Stock Exchange

Emerging Growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

Departure of Chief Financial Officer

On June 22, 2020, Jones Lang LaSalle Incorporated (the “Company”) announced that Stephanie Plaines, Global Chief Financial Officer, notified the Company that she will be stepping down as Chief Financial Officer effective July 15, 2020; but, will remain with the company for a transition period not to go beyond November 30, 2020.

(c)

Appointment of Chief Financial Officer

In connection with Ms. Plaines stepping down, on June 22, 2020, the Company announced the appointment of Karen Brennan, 43, as Chief Financial Officer of the Company, effective July 15, 2020. Ms. Brennan will report to the Company’s Chief Executive Officer and President, Christian Ulbrich.

Prior to her appointment as Chief Financial Officer, Ms. Brennan most recently served as Chief Executive Officer of LaSalle Investment Management’s operations in Europe. From 1999 to 2019, Ms. Brennan served in multiple regions and in various roles with increasing responsibility with LaSalle Investment Management.

Effective July 15, 2020, Ms. Brennan will (i) receive an annual base salary of $500,000, (ii) participate in the Global Executive Board Annual Incentive Plan (“GEB AIP”) with an annual 2020 target award of $900,000, which will be prorated at 50% (or $450,000) for the 2020 fiscal year, (iii) receive a guaranteed minimum award of $300,000 (subject to all applicable terms and conditions of eligibility), for 2020, under the LaSalle Annual Incentive Plan (“LaSalle AIP”), (iv) participate in the Global Executive Board Long-Term Incentive Plan (“GEB LTIP”), with an initial annual 2020 target award of $1,350,000 in Performance-based Stock Units (“PSUs”) (for the three-year performance period, 2020 through 2022), pro-rated for 2020 at a target award of $675,000, vesting in accordance with and subject to the applicable grant agreement and performance metrics, with a grant date of July 15, 2020, under JLL’s 2019 Stock Award Incentive Plan (“GEB 2020 LTIP Grant”); (v) participate, for calendar year 2020, in the LaSalle Long-Term Incentive Compensation Program (“LaSalle LTIP”), with a target award of 50% of her annual target of ten (10) points, calculated based upon five (5) points in the LaSalle LTIP, and subject to the applicable terms and conditions of eligibility; and (vi) receive a one-time grant of $350,000 in Restricted Stock Units (“RSUs”), calculated in accordance with the methodology contained in Ms. Brennan’s offer letter, with a grant date of July 15, 2020, and subject to the terms and conditions of JLL’s 2019 Stock Award Incentive Plan (“One-Time Equity Grant”). The terms of Ms. Brennan’s employment with the Company, including her base salary, can be found in her offer letter, which is attached as an exhibit hereto, and is incorporated by reference herein.

There are no family relationships between Ms. Brennan and any director, executive officer or person nominated by the Company to become a director or executive officer, and there are no transactions between Ms. Brennan or any of her immediate family members, on the one hand, and the Company or any of its subsidiaries, on the other, that would be required to be reported under Item 404(a) of Regulation S-K.

The foregoing descriptions of the offer letter with Ms. Brennan are qualified in their entirety by reference to the full text of the offer letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

A copy of the press release issued by the Company announcing Ms. Plaines stepping down and Ms. Brennan’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Form 8-K under Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Section 9 Financial Statements and Exhibit

Item 9.01.	Financial Statements and Exhibit.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Offer Letter with Karen Brennan

99.1	Press Release dated June 22, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2020

Jones Lang LaSalle Incorporated

By:	/s/ Alan K. Tse
Name:	Alan K. Tse
Title:	Global Chief Legal Officer